Exhibit 99.1


                        NORTH EAST INSURANCE COMPANY
                                P.O. Box 1418
                        Scarborough, Maine 04070-1418
           Tel - 207/883-2232   Fax - 207/883-1564   www.neins.com


For Immediate Release

Contact:  Robert G. Schatz
          President/Chief Executive Officer


PRESS RELEASE

SCARBOROUGH, MAINE, December 23, 1998 -- NORTH EAST INSURANCE COMPANY (NASDAQ Symbol: NEIC) today announced that it has received a revised acquisition offer for the company. The offer proposes an exchange of stock for NEIC shares, at a specified ratio.

"Our Board is in the process of examining the offer, in order to determine whether to pursue negotiations with the offering company," said Robert G. Schatz, President of North East. "No decision has yet been made in this regard."

North East is conducting a rights offering to its shareholders. The offering is scheduled to expire on December 29, 1998 unless further extended.

North East Insurance Company is a property and casualty insurer located in Scarborough, Maine. Its common stock has been publicly traded since 1981.